                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BUCKEYE TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           BUCKEYE TECHNOLOGIES INC.
                                 P.O. BOX 80407
                              1001 TILLMAN STREET
                         MEMPHIS, TENNESSEE 38108-0407

                                                              September 25, 1998

TO THE STOCKHOLDERS OF BUCKEYE TECHNOLOGIES INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of Buckeye Technologies Inc. (the "Company") which will be held at Memphis Brooks Museum of Art, Overton Park, 1924 Poplar Avenue, Memphis, Tennessee, on Thursday, November 5, 1998, at 5:00 p.m., Central Time.

     We have enclosed a Notice of Annual Meeting of Stockholders, a Proxy Statement, and a Proxy. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement.

     It is important that your shares are represented and voted at the meeting, regardless of the size of your holdings. Accordingly, we would appreciate your completing the enclosed Proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your Proxy can be revoked upon your request prior to balloting. If you wish to personally vote at the meeting, but your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a Proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

     We urge you to return your Proxy by mailing it in the enclosed postage-paid envelope to be received no later than November 5, 1998, or by sending it to the Company through a courier or by personal delivery no later than 12:00 noon, Thursday, November 5, 1998.

                                          Sincerely yours,

                                          ROBERT E. CANNON SIG
                                          Robert E. Cannon
                                          Chairman and Chief Executive Officer

                           BUCKEYE TECHNOLOGIES INC.
                                 P.O. BOX 80407
                              1001 TILLMAN STREET
                         MEMPHIS, TENNESSEE 38108-0407

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 5, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of Buckeye Technologies Inc. (the "Company") will be held Thursday, November 5, 1998, at 5:00 p.m., Central Time, at Memphis Brooks Museum of Art, Overton Park, 1924 Poplar Avenue, Memphis, Tennessee, for the following purposes:

          1. To elect three Class III directors to serve a three-year term or until their successors have been duly elected and qualified.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on September 15, 1998, are entitled to notice of and to vote on all matters presented at the Annual Meeting of Stockholders.

                                    By Order of the Board of Directors

                                    SHEILA JORDAN CUNNINGHAM SIG
                                    Sheila Jordan Cunningham
                                    Vice President, General Counsel and
                                    Corporate Secretary

Dated: September 25, 1998

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT

                           BUCKEYE TECHNOLOGIES INC.
                      ANNUAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON NOVEMBER 5, 1998

                    INFORMATION CONCERNING THE SOLICITATION

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Buckeye Technologies Inc. (the "Company") to be held on Thursday, November 5, 1998 at 5:00 p.m., Central Time, at Memphis Brooks Museum of Art, Overton Park, 1924 Poplar Avenue, Memphis, Tennessee, and at any adjournment thereof.

     At the Annual Meeting, the Company's stockholders will vote to elect three Class III directors and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999. The affirmative vote of a plurality of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors. The affirmative vote of a majority of the shares present or represented at the meeting, if a quorum exists, is required to ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999.

     Each holder of common stock of the Company (the "Common Stock") is entitled to one vote for each share held on all matters submitted before the Annual Meeting and at any adjournment thereof. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Under Delaware law, stockholders who abstain from voting on a proposal are treated as present and entitled to vote at the Annual Meeting and therefore have the effect of a vote against the proposal. If shares of Common Stock are held in the name of a broker, the failure of the broker to vote the shares is treated as if the beneficial owner of such shares failed to vote such shares.

     Stockholders are urged to sign the enclosed Proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein as directors and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999.

     The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed Proxy will use their discretion in voting the shares. The Proxy may be revoked at any time prior to the voting thereof by written request to the Company at P.O. Box 80407, 1001 Tillman Street, Memphis, Tennessee 38108-0407,
Attention: Sheila Jordan Cunningham, Vice President, General Counsel and Corporate Secretary. The Proxy also may be revoked by submission to the Company of a subsequently dated Proxy. Giving the Proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

     The solicitation of proxies in the enclosed form is made on behalf of the Company's Board of Directors. The Company will bear the entire cost of soliciting these proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone or facsimile by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of record of shares held by such persons, who will be reimbursed for their reasonable expenses incurred in such connection. It is expected that this Proxy Statement will first be sent to stockholders on or about September 25, 1998.

                         OUTSTANDING VOTING SECURITIES

     Only stockholders of record on September 15, 1998, are entitled to notice of and to vote at the Annual Meeting. On that date there were 35,900,436 shares of Common Stock issued and outstanding. A list of stockholders entitled to vote on matters at the Annual Meeting will be available at the Company's headquarters beginning on or about September 29, 1998.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each class to be elected for three-year terms. At the Annual Meeting three directors in Class III are nominees for election to hold office for a three-year term or until their successors are elected and qualified. If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors. The election of a director requires the affirmative vote of a plurality of shares present or represented at the meeting by proxy.

     The Board of Directors of the Company recommends voting FOR the election of the following nominees:

                            NOMINEES FOR ELECTION AS
                      CLASS III DIRECTORS FOR A THREE-YEAR
                  TERM EXPIRING AT THE ANNUAL MEETING IN 2001

           DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
            ELECTED AS DIRECTOR              AGE           BUSINESS AND DIRECTORSHIPS
           --------------------              ---   -------------------------------------------
Robert E. Cannon...........................  68    Chairman and Chief Executive Officer of the
       1993                                        Company since March 1993; Dean of the
                                                   College of Management, Policy and
                                                   International Affairs at Georgia Tech from
                                                   1991 through 1992; Senior Vice President,
                                                   The Procter & Gamble Company ("Procter &
                                                   Gamble") from 1989 to 1991; Group Vice
                                                   President -- Industrial Products of Procter
                                                   & Gamble, which included the operations of
                                                   Buckeye Cellulose Corporation, a subsidiary
                                                   of Procter & Gamble ("Buckeye") from 1981
                                                   to 1989; President of Buckeye from 1971
                                                   through 1981.
Henry F. Frigon............................  63    Private investor and consultant since 1995;
       1996                                        Executive Vice President -- Corporate
                                                   Development and Strategy and Chief
                                                   Financial Officer of Hallmark Cards, Inc.
                                                   from 1991 to 1995; President and Chief
                                                   Executive Officer of BATUS Inc. from 1983
                                                   to 1991; a director of H&R Block Inc.,
                                                   CompuServe, Inc., Dimon International Inc.,
                                                   Sypris Solutions Inc. and C2i Inc.
Samuel M. Mencoff..........................  41    Vice President of Madison Dearborn
       1993                                        Partners, Inc. since January 1993; Vice
                                                   President of First Chicago Venture Capital
                                                   from 1987 to 1993; member of the operating
                                                   committee of the general partner of Golden
                                                   Oak Mining Company, L.P.; a director of
                                                   Huntway Refining Company, Bay State Paper
                                                   Holding Company and Riverwood International
                                                   Corporation.

                    CLASS II DIRECTORS CONTINUING IN OFFICE
                WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2000

           DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
            ELECTED AS DIRECTOR              AGE           BUSINESS AND DIRECTORSHIPS
           --------------------              ---           --------------------------
Red Cavaney................................  55    President, Chief Executive Officer and
       1996                                        Director of the American Petroleum
                                                   Institute, since October 1997; President,
                                                   Chief Executive Officer and a director of
                                                   the American Plastics Council from 1994 to
                                                   1997; prior to 1994, President of the
                                                   American Forest & Paper Association
                                                   ("AF&PA") and President of the AF&PA's
                                                   predecessor, the American Paper Institute.
David B. Ferraro...........................  60    President and Chief Operating Officer of
       1993                                        the Company since March 1993; Manager of
                                                   Strategic Planning of Procter & Gamble from
                                                   1991 through 1992; President of Buckeye
                                                   from 1989 through 1991; Executive Vice
                                                   President and Manager of Commercial
                                                   Operations of Buckeye from 1987 through
                                                   1989; Comptroller of Buckeye from 1973
                                                   through 1986; joined Procter & Gamble in
                                                   1964.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1999

           DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
            ELECTED AS DIRECTOR              AGE           BUSINESS AND DIRECTORSHIPS
           --------------------              ---   -------------------------------------------
R. Howard Cannon...........................  36    President of Dryve, Inc., a company
       1996                                        consisting of 33 dry cleaning operations,
                                                   since 1987; Trustee of both the Robert E.
                                                   Cannon and the Kathryn G. Cannon Grantor
                                                   Retained Annuity Trusts. R. Howard Cannon
                                                   is the son of Robert E. Cannon.
Harry J. Phillips, Sr......................  68    Chairman of the Executive Committee of the
       1996                                        Board of Directors of Browning-Ferris
                                                   Industries, Inc. since 1988; former
                                                   Chairman and Chief Executive Officer of
                                                   Browning-Ferris Industries, Inc; a director
                                                   of National Commerce Bancorporation, RFS
                                                   Hotel Investors, Inc., Buckman
                                                   Laboratories, Inc. and Morgan Keegan &
                                                   Company, Inc.

                            MEETINGS AND COMMITTEES

     The Board of Directors of the Company conducted eight meetings (exclusive of committee meetings) during fiscal 1998, and no director attended less than 75% of the meetings held during the period. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board is composed of Messrs. Samuel M. Mencoff, Chairman, Red Cavaney and R. Howard Cannon, all of whom are non-employee directors of the Company. The Audit Committee met five times during fiscal year 1998 with representatives of Ernst & Young LLP, the Company's independent auditors, as well as with the persons within the Company responsible for reviewing accounting, control, auditing and financial reporting matters. The Audit Committee is responsible, among other things, for recommending to the Board the firm of independent accountants and auditors to be retained by the Company, approving the services rendered by the professional accounting and auditing firm, and reviewing the scope of the annual audit and the reports and recommendations submitted by the independent auditing firm.

     The Compensation Committee of the Board is composed of Messrs. Harry J. Phillips, Sr., Chairman, Samuel M. Mencoff and Henry F. Frigon, all of whom are non-employee directors of the Company. The Compensation Committee met six times during fiscal year 1998. The Compensation Committee is responsible for establishing and administering the Company's executive compensation plan and developing policies and guidelines for administering the plan.

                           COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not entitled to receive any fees for serving as directors. However, non-employee directors receive director's fees in the amount of $20,000 per annum payable quarterly, in cash or an equivalent amount of the Company's Common Stock, with the option provided to each director to defer receipt of his fees and receive in lieu thereof upon the expiration of his tenure as a member of the Board, a cash payment equal to the number of shares of Common Stock which could have been purchased on the open market at the time of the deferral multiplied by the fair market value of the Common Stock at the time of expiration of such director's tenure. Additionally, pursuant to the Company's Stock Option Plan for Non-Employee Directors, each of Messrs. R. H. Cannon, Cavaney, Frigon, Mencoff and Phillips, as non-employee directors, received a grant of options to acquire 50,000 shares of Common Stock at the prevailing market price at the time of the grant, with Messrs. Cavaney, Frigon and Phillips receiving their stock option grants on May 20, 1996, Mr. Mencoff receiving his stock option grant on September 4, 1996, and Mr. R.H. Cannon receiving his stock option grant on July 1, 1997. Options to acquire 10,000 of the 50,000 shares vested on the date of the grant and the remaining options vest equally over the next four anniversary dates of the grant, provided the optionee remains a director of the Company during such period. Mr. Mencoff has contractually agreed to assign to Madison Dearborn Partners, L.P., an entity for which Mr. Mencoff's employer serves as general partner, all rights to director's fees and options to which he may be entitled as a director of the Company. All directors are reimbursed for out-of-pocket expenses related to their services as directors.

                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is comprised of three directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation programs, as well as determining the salaries, compensation and benefits of the Chief Executive Officer and the Chief Operating Officer. The Compensation Committee has engaged the consulting firm of William M. Mercer, Inc., Atlanta, Georgia, to conduct appropriate surveys of executive compensation plans and to compile data for comparable companies for committee comparison and review.

     This report of the Compensation Committee describes the components of the Company's executive officer compensation programs and describes the basis upon which compensation is awarded to the executive officers of the Company.

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY AND STRUCTURE

     Total compensation levels are designed to attract, retain and reward executives who contribute to the long-term success of the Company. Compensation for Company executives is comprised of three principal components: salary and benefits, annual at risk compensation and long-term, equity-based incentive compen-sation. The Compensation Committee believes that executive compensation should be materially influenced by the Company's financial performance and, as such, the Committee has approved an executive compensation program that places a significant portion of executive compensation "at risk" dependent upon the Company's and each individual's performance against clearly established criteria.

     The Company seeks to provide salary and benefit levels that are comparable to those of companies that perform similarly. Salary targets are established for various officer positions based on surveys of relevant industries conducted by an outside compensation consultant. Utilizing these targets, individual salaries are established to reflect the officer's performance in meeting Company objectives.

     During 1998, the Company paid bonuses averaging 5.8% of base salary to eligible employees, including officers, under a broad-based profit sharing plan for Company employees. Under this plan, bonuses of up to 15% of base salary are achievable dependent upon the Company's business performance measured against specific annual financial targets.

     The Company also made payments under its At Risk Compensation ("ARC") program to officers and certain other employees for fiscal year 1998 based on the Company's business performance and the individual's role in contributing to the success of the Company. Future annual ARC awards to officers and designated employees will be determined within a percentage range of base salary, with the payment of at least two-thirds of the award based on quantifiable performance criteria established by the Chief Executive Officer and the Chief Operating Officer, and the balance based on an assessment of the individual's overall performance and his or her contribution to the Company during the fiscal year.

     In addition, from time-to-time, the Company makes long-term incentive awards to officers and certain other employees of (i) incentive and non-qualified stock options from stock option plans previously approved by the stockholders and (ii) restricted stock from treasury shares of Common Stock set aside by the Company pursuant to a plan approved by the Board of Directors (the "Restricted Stock Plan"). The purpose of these awards is to focus the recipient's attention on the long-term performance of the business and to strengthen the alignment of stockholder and employee interests in share price appreciation. Restricted stock has been issued to certain Company officers under the Restricted Stock Plan, at the fair market value of the Common Stock based on the average closing price on the New York Stock Exchange ("NYSE") for the 20 business days prior to the date of grant, as a supplemental retirement benefit to partially offset the loss of benefits under the Company's defined contribution plans resulting from the cap on wages required by applicable rules and regulations.

CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

     Policies with respect to the compensation of the Chief Executive Officer and the Chief Operating Officer are essentially the same as those for other officers, except that their compensation, including the criteria used for determining their ARC, is directly established by the Compensation Committee. The annual compensation and ARC of the Chief Executive Officer and the Chief Operating Officer for the fiscal year 1998 reflect the Company's overall performance during the period.

     The consulting firm engaged by the Committee has conducted compensation and benefit surveys that include both an assessment of the Company's financial performance compared to a group of comparable companies, as well as comparisons with the compensation paid to the chief executive officers and the chief operating officers of other companies.

     The Compensation Committee believes that the compensation levels of the Company's executive officers are competitive and reasonably comparable with the compensation and benefits paid to executive officers of companies that generate similar financial results.

                       Compensation Committee

                       Harry J. Phillips, Sr., Chairman
                       Henry F. Frigon
                       Samuel M. Mencoff

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the annual salary, bonus compensation and long-term incentive awards paid or accrued by the Company for each of fiscal years 1998, 1997, and 1996 to or for the account of the Chief Executive Officer and the four other highest compensated executive officers of the Company (the "executive officers") for the fiscal year 1998.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                          ANNUAL COMPENSATION        COMPENSATION AWARDS
                                          --------------------   ----------------------------
                                                                                 SECURITIES
                                                                  RESTRICTED     UNDERLYING      ALL OTHER
                                 FISCAL                          STOCK AWARDS   OPTIONS/ SARS   COMPENSATION
       NAME AND POSITION          YEAR    SALARY($)   BONUS($)      ($)(1)         (#)(2)          ($)(3)
       -----------------         ------   ---------   --------   ------------   -------------   ------------
Robert E. Cannon...............   1998     550,000    414,700       65,265         200,000         24,000
  Chairman and Chief              1997     512,500    457,600       59,745              --         22,500
  Executive Officer               1996     475,000    320,625       55,855         130,000         22,500
David B. Ferraro...............   1998     441,346    320,450       47,482         140,000         24,000
  President and Chief             1997     414,423    353,950       43,899              --         22,500
  Operating Officer               1996     389,423    253,125       41,507         100,000         22,500
Henry P. Doggrell..............   1998     262,500    108,038       12,274          60,000         16,000
  Senior Vice President,          1997     230,000     80,240        7,737              --         14,250
  Corporate Affairs               1996      19,167     51,438           --         440,000          1,725
George B. Ellis................   1998     267,308    131,250       19,396          60,000         24,000
  Senior Vice President,          1997     259,615     82,000       19,023              --         22,500
  Manufacturing-Specialty         1996     237,821     67,188       16,524          50,000         22,500
  Cellulose Division
B. Jerry L. Huff...............   1998     199,423     81,813        8,289          60,000         24,000
  Senior Vice President,          1997     186,923     65,840        7,329              --         22,500
  Research and                    1996     165,129     51,938        4,430          40,000         22,500
  Development

---------------

(1) Pursuant to the Company's Restricted Stock Plan, restricted shares of stock were awarded for the executive officers for fiscal years 1998, 1997 and 1996 in the following amounts: (i) in the case of Mr. Cannon, 2,734 shares, 3,347 shares and 3,129 shares, respectively; (ii) in the case of Mr. Ferraro, 1,989 shares, 2,460 shares and 2,324 shares, respectively; (iii) in the case of Mr. Doggrell, 514 shares and 434 shares, respectively, for fiscal years 1998 and 1997 only; (iv) in the case of Mr. Ellis, 813 shares, 1,066 shares and 924 shares, respectively, and (v) in the case of Mr. Huff, 348 shares, 411 shares and 249 shares, respectively. The price per share of $23.88 for fiscal year 1998 was based on the average closing price of the Common Stock on the NYSE for the 20 business days prior to the date of grant. The price per share for fiscal years 1997 and 1996 of $17.85 was based on the price of the Common Stock on the day that the plan was approved by the Board of Directors. Although the shares may be voted by the recipient, the shares may not be sold, pledged or otherwise transferred before the recipient's approved retirement from the Company, and if the recipient should violate the restrictions or otherwise leave the Company before an approved retirement date, the shares are subject to forfeiture. The aggregate value of all restricted stock holdings at the end of fiscal year 1998 for Messrs. Cannon, Ferraro, Doggrell, Ellis and Huff was $217,011, $159,589, $22,337, $66,046 and $23,751, respectively. If dividends are paid to holders of Common Stock, holders of restricted stock similarly will be eligible to receive dividends.
(2) Options granted in fiscal year 1998 were granted pursuant to the Amended and Restated 1995 Incentive and Nonqualified Stock Option Plan for Management Employees (the "1995 Option Plan"). The exercise price of options granted to Messrs. Cannon, Ferraro, Doggrell, Ellis and Huff during fiscal year 1998 is $17.84, except that 11,208 of the options granted to Mr. Cannon were issued at the exercise price of $19.63 per share in order to qualify them as incentive stock options. No options were granted during fiscal year 1997 to executive officers. Options were granted in fiscal year 1996 pursuant to the 1995 Option Plan. The exercise price of options granted to Messrs. Cannon, Ferraro, Ellis and Huff during fiscal year 1996 is $9.25 per share, the fair market value of the Common Stock on the date of the Company's initial public offering on November 28, 1995, except that 21,620 of the options granted to Mr. Cannon were issued at the exercise price of $10.18 per share in order to qualify them as incentive stock options. An option for the purchase of 40,000 shares of the Common Stock was granted to Mr. Doggrell under the 1995 Option Plan at an exercise price of $12.75 per share, the fair market value of the Common Stock on June 1, 1996, the date Mr. Doggrell joined the Company. Upon joining the Company, Mr. Doggrell also received an option grant of 400,000 shares at an exercise price of $7.60 per share pursuant to the Company's Amended and Restated 1995 Management Stock Option Plan (the "Management Option Plan"), a limited stock option plan established by the Company to attract and retain key managers of the Company. All outstanding options vest periodically over a period of five years, except that optionees who were over the age of 57 at the time of the option grant have shorter vesting periods, and may be exercised within a period of ten years from the date of grant or such shorter periods as are defined in the subscription agreements executed between the Company and the optionees pursuant to the 1995 Option Plan and the Management Option Plan (collectively, the "Option Plans").
(3) Amounts consist of accruals under the Buckeye Retirement Plan (the "Retirement Plan") and the Buckeye Retirement Plus Savings Plan (the "Retirement Plus Plan"), both of which are defined contribution retirement plans covering substantially all employees. The Company contributed 1% of the employee's gross compensation plus 1/2% for each year of service up to a maximum of 11% of the employee's gross compensation under the Retirement Plan. The Retirement Plus Plan provides for contributions by the Company of shares of Common Stock equal to an additional 4% of the employee's gross compensation during years when the Company has been financially successful based on a predetermined financial threshold approved by the Board.

     The following table discloses the grant of stock options in fiscal year 1998 to the executive officers.

                    OPTIONS/SARS GRANTED IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES
                                                                                        OF STOCK PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                           FOR OPTION TERM
                                -----------------------------------------------------   ---------------------------
                                NUMBER OF
                                SECURITIES    PERCENT OF
                                UNDERLYING   TOTAL OPTIONS
                                 OPTIONS      GRANTED TO     EXERCISE OR
                                 GRANTED     EMPLOYEES IN    BASE PRICE    EXPIRATION
             NAME                  (#)        FISCAL YEAR      ($/SH)         DATE         5%($)         10% ($)
             ----               ----------   -------------   -----------   ----------   ------------   ------------
Robert E. Cannon..............   188,792         11.3%          17.84       8/12/07      2,118,593      5,368,931
                                  11,208          0.7%          19.63       8/12/07        105,810        298,773
David B. Ferraro..............   140,000          8.4%          17.84       8/12/07      1,571,057      3,981,368
Henry P. Doggrell.............    60,000          3.6%          17.84       8/12/07        673,310      1,706,301
George B. Ellis...............    60,000          3.6%          17.84       8/12/07        673,310      1,706,301
B. Jerry L. Huff..............    60,000          3.6%          17.84       8/12/07        673,310      1,706,301

     The following table discloses information regarding stock options held at the end of or exercised in fiscal year 1998 for each of the executive officers as of June 30, 1998, pursuant to the Option Plans.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             SECURITIES UNDERLYING
                                                                  UNEXERCISED              VALUE OF UNEXERCISED
                                                                    OPTIONS                IN-THE-MONEY OPTIONS
                                SHARES                         AT JUNE 30, 1998             AT JUNE 30, 1998(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(1)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Robert E. Cannon............      --            --          130,000        200,000      $1,840,627     $1,123,786
David B. Ferraro............      --            --           40,000        200,000      $  572,500     $1,659,375
Henry P. Doggrell...........      --            --          176,000        324,000      $2,727,800     $4,434,825
George B. Ellis.............      --            --           20,000         90,000      $  286,250     $  772,500
B. Jerry L. Huff............      --            --           16,000         84,000      $  229,000     $  686,625

---------------

(1) As of June 30, 1998, no options have been exercised by the executive officers under the Option Plans.
(2) Based on $23.56 per share, the closing price on the NYSE as of June 30, 1998.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder returns through June 30, 1998, since the Company's Common Stock began trading on November 22, 1995, pursuant to the Company's initial public offering, with returns based on an index of NYSE listed paper and allied products companies (SIC 2600-2699 U.S. and foreign companies) and the S&P 500 Composite Stock Price Index. The graph assumes $100 invested on November 22, 1995, and the reinvestment of any dividends paid on account of the investments.

                                                11/22/95      6/28/96      6/30/97      6/30/98
                                                --------      -------      -------      -------
TOTAL RETURNS INDEX FOR:
Buckeye Technologies Inc..................        100          141.9        174.2        243.2
S&P 500 Stocks............................        100          113.7        153.3        200.1
NYSE Stocks...............................        100          105.0        141.2        134.8

                                     Graph

        SECURITY OWNERSHIP OF COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS
                      AND CERTAIN OTHER BENEFICIAL OWNERS

     As of September 1, 1998, the Company's records indicated that the following number of shares were beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) each Director of the Company and each of the five most highly compensated executive officers; and
(iii) all Directors and executive officers of the Company as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                                      AMOUNT AND
                                                                      NATURE OF
                                                                      BENEFICIAL    PERCENT OF
                                   NAME                              OWNERSHIP(1)    CLASS(1)
                                   ----                              ------------   ----------
  (i)  R. Howard Cannon, Trustee(3)................................    8,853,550      24.5%
       432 East Racquet Club Place
       Memphis, Tennessee 38117
       NewSouth Capital Management, Inc.(5)........................    2,940,228       8.1%
       1000 Ridgeway Loop Road, Suite 233
       Memphis, Tennessee 38120-4023
       Gilchrist Berg (6)..........................................    2,572,556       7.1%
       Robin Bradbury
       Water Street Capital, Inc.
       225 Water Street, Suite 1987
       Jacksonville, Florida 32202
 (ii)  Robert E. Cannon(2).........................................    1,441,379       4.0%
       R. Howard Cannon(3)(7)......................................    8,873,550      24.6%
       Red Cavaney(8)..............................................       37,700       *
       David B. Ferraro(4).........................................    1,623,749       4.5%
       Henry F. Frigon(8)..........................................       34,000       *
       Samuel M. Mencoff(8)........................................      161,364       *
       Harry J. Phillips, Sr.(8)...................................       59,000       *
       Henry P. Doggrell(9)........................................      365,429       1.0%
       George B. Ellis(10).........................................      770,261       2.1%
       B. Jerry L. Huff(11)........................................      338,217       *
(iii)  All Directors and Executive Officers as a group(12) (14
       persons)....................................................   14,832,061      41.1%

---------------

  * Less than 1% of the issued and outstanding shares of Common Stock of the Company.
 (1) Share information described in these notes has been adjusted to reflect the two-for-one stock split which occurred in February 1998. Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 36,115,236 shares issued and outstanding as of September 1, 1998. Options to purchase an aggregate of 1,075,667 shares are exercisable or become exercisable within 60 days of September 1, 1998. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
 (2) Includes 274,952 shares held by Kathryn Gracey Cannon, wife of Robert E. Cannon, as to which Mr. Cannon disclaims beneficial ownership; 11,843 shares held in the Company's 401(k) and retirement plans; 9,210 shares of restricted stock issued pursuant to the Company's Restricted Stock Plan; and 230,000 shares issuable upon the exercise of options.
 (3) Includes 4,425,906 shares held by the Robert E. Cannon Grantor Retained Annuity Trust, R. Howard Cannon, Trustee and 4,427,644 shares held by the Kathryn Gracey Cannon Grantor Retained Annuity Trust, R. Howard Cannon, Trustee.

 (4) Includes 9,991 shares held in the Company's 401(k) and retirement plans; 6,773 shares of restricted stock issued pursuant to the Company's Restricted Stock Plan; and 86,667 shares issuable upon the exercise of options.
 (5) New South Capital Management, Inc. filed a Schedule 13F with the Securities and Exchange Commission ("SEC") as of June 30, 1998, stating that as an investment advisor, it had sole dispositive power of the shares set forth herein, which constitute more than 5% of the Company's Common Stock.
 (6) Gilchrist Berg and Robin Bradbury, affiliates of Water Street Capital, Inc., filed a Schedule 13F with the SEC as of June 30, 1998, stating they have sole dispositive power of the shares set forth herein, which constitute more than 5% of the Company's Common Stock.
 (7) Includes 20,000 shares issuable upon the exercise of options granted under the Company's stock option plan for non-employee directors (the "Formula Plan").
 (8) Includes 30,000 shares issuable upon the exercise of options granted under the Company's Formula Plan.
 (9) Includes 948 shares of restricted stock issued pursuant to the Company's Restricted Stock Plan; 685 shares held in the Company's 401(k) and retirement plans; and 268,000 shares issuable upon the exercise of options.
(10) Includes 22,000 shares held by Julie Ellis, wife of George B. Ellis, as to which Mr. Ellis disclaims beneficial ownership; 4,605 shares held in the Company's 401(k) and retirement plans; 2,803 shares of restricted stock issued pursuant to the Company's Restricted Stock Plan; and 32,000 shares issuable upon the exercise of options.
(11) Includes 1,008 shares of restricted stock issued pursuant to the Company's Restricted Stock Plan; 2,109 shares held in the Company's 401(k) and retirement plans; and 31,000 shares issuable upon the exercise of options.
(12) Includes an aggregate of 1,075,667 shares issuable upon exercise of options granted under the Formula Plan and the Company's stock option plans; 22,708 shares issued pursuant to the Company's Restricted Stock Plan; and 41,011 shares held in the Company's 401(k) and retirement plans.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The federal securities laws require the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations by certain reporting persons, all of the Company's officers, directors and greater than 10% beneficial owners made all filings required in a timely manner, except a Form 4, Statement of Beneficial Ownership, reflecting one purchase of 850 shares of Common Stock, was inadvertently filed late by Mr. Cavaney during fiscal year 1998.

           TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

     Messrs. Cannon and Ferraro each executed Master Promissory Notes with Union Planters Bank, N.A. as of March 21, 1994, in the amounts of approximately $2.3 million and $0.6 million, respectively, that were secured by the Company's certificates of deposit in the same amounts. Messrs. Cannon and Ferraro repaid the notes in full in July 1998.

     Mr. Cannon is the sole owner of a limited liability company that owns an aircraft that is leased to the Company from time to time for Company business. The Audit Committee of the Board of Directors has determined that the charges for the use of the aircraft by the Company are no less favorable to the Company than those that would be paid in a comparable transaction in arm's-length dealings with an unrelated party.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 1999

     The Board of Directors has confirmed the appointment by the Audit Committee of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999. Ernst & Young LLP served as independent accountants and auditors of the Company for the year ended June 30, 1998. Representatives of the firm will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions by stockholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting, if a quorum exists, entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999. If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee.

     The Board of Directors recommends voting FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1999.

                STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     In accordance with the Company's By-laws, stockholders' proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company not less than 60 days nor more than 90 days prior to the 1999 Annual Meeting in the form set forth in the By-laws for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1998 AS FILED WITH THE SEC. REQUESTS SHOULD BE DIRECTED TO SONDRA A. DOWDELL, BUCKEYE TECHNOLOGIES INC., P. O. BOX 80407, 1001 TILLMAN STREET, MEMPHIS, TENNESSEE 38108-0407, TELEPHONE (901) 320-8244.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SHEILA JORDAN CUNNINGHAM SIG
                                          Sheila Jordan Cunningham
                                          Vice President, General Counsel and
                                          Corporate Secretary

Memphis, Tennessee
September 25, 1998

                                                                     APPENDIX A
                                     PROXY

                           BUCKEYE TECHNOLOGIES INC.
                                 P.O. BOX 80407
                              1001 TILLMAN STREET
                         MEMPHIS, TENNESSEE 38108-0407

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

    The undersigned appoints each of Henry P. Doggrell, David H. Whitcomb and Sheila Jordan Cunningham, or any of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Buckeye Technologies Inc. (the "Company") at the close of business on September 15, 1998, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Memphis Brooks Museum of Art, Overton, Park, 1924 Poplar Avenue, Memphis, Tennessee, on November 5, 1998, at 5:00 p.m., Central Time, and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in his or her discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

[X] Please mark votes as in this example.

-----------------------------------------------   ------------------------------
ELECTION OF DIRECTORS (terms expiring in 2001)    RATIFICATION OF APPOINTMENT OF
                                                  INDEPENDENT AUDITORS.

Nominees: Robert E. Cannon, Henry F. Frigon,
           Samuel M. Mencoff.

                FOR            WITHHELD           FOR       AGAINST      ABSTAIN
                [ ]               [ ]             [ ]         [ ]           [ ]

Exceptions:
----------------------------------------------
For all nominees except as noted above.
----------------------------------------------


Dated: ___________, 1998     Signed: ___________________________________________


                             Signed: ___________________________________________
                                     Shareholder should sign here exactly as
                                     shown on the label affixed hereto.
                                     Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All Joint Owners should sign.
[Label to be placed here]


PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
TO: Corporate Trust Operations, Union Planters Bank, N.A., 6200 Poplar Avenue,
    3rd Floor, Memphis, Tennessee 38119